EXHIBIT 99.1

Investor Update: Our Continued Action on Behalf of Our Loan Investors

Last week we updated you on what we’re doing to combat the effects of the COVID-19 (the coronavirus) pandemic on our investors’ portfolios. We took immediate, proactive and temporary action and will continue to do so on an ongoing basis while we navigate the rapidly changing environment.

As an update on execution against our 3 strategies:

1. Enhance the resiliency of the portfolio: We have taken fast and aggressive action. We reduced approval rates for certain higher-risk borrower populations, increased income and employment verification requirements, and adjusted our marketing mix (focusing on channels where we have the most flexibility to control volume and credit quality). We will continue to make additional changes as necessary.
2. Utilize our investments in operations and preparedness: Based on increased call volume and anticipated need, we have been working hard to rapidly add new collections and servicing capabilities, ranging from remote-work kits for our customer service teams to adding new hardship plans. (Hardship plans are payment plans that provide us with flexibility to address borrower needs during periods of financial stress. For example, our standard plan enables borrowers to make interest-only payments for a few months while they experience a hardship. We designed a plan specifically for this situation, and launched a new skip-a-pay feature which allows borrowers in need to skip up to two payments.) Week over week, we will have tripled our capacity to take payment calls (from March 16 to March 27), and we will soon launch the ability to recruit and train agents virtually.

We're committed to our members’ financial success, and will do everything we can to help them stay on track.

3. Vigilantly monitor performance: As expected, last week we began to see an increase in the number of inbound calls from borrowers calling to tell us that they are impacted by coronavirus. To date, the number of borrowers requesting access to hardship plans has been relatively small (less than 1% of total loans outstanding). A high percentage of those calling in are in current status and approximately 17% of borrowers who have requested hardship plans are self-employed or contractors.

We are tracking expansive data sets daily, and will continue to make adjustments as the situation evolves. Given the uncertainty of the impact of the coronavirus on our members, we are withdrawing our performance targets announced in our Q4 2019 Quarterly Platform Update. We will continue to evaluate the impact on investor returns and will share more insight with our investors once available.

------

We’re here to help our community through the pandemic and are encouraged by how many of our investors have reached out to see how they can help. In partnership with our investors and borrowers, we can get through together.

From an enterprise perspective, LendingClub remains ready to help – we have a strong cash position and the flexibility to adjust in this dynamic environment.

We will continue to keep our investors posted and encourage them to reach out to us at investing@lendingclub.com with any questions.

Safe Harbor Statement

Some of the statements above, including statements regarding our ability to effectuate and the effectiveness of changes in strategy, loan performance, platform returns, borrower and investor demand, our ability to add servicing and payment plan capabilities, our ability to sustain the business under adverse circumstances including without additional loan originations, our ability to grow platform volume, our ability to successfully navigate the current economic climate, the performance of the company and the impact of the coronavirus are "forward-looking statements." The words "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "predict," "project," "will," "would" and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include the impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus, and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as our subsequent reports on Form 10-Q and 10-K each as filed with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this blog post is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.